UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 8, 2011

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of Incorporation	Commission File Number	IRS Employer Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 8, 2011, the Public Company Accounting Oversight Board (“PCAOB”) issued an order permanently revoking the registration of Chisholm, Bierwolf, Nilson & Morrill, LLC (“Chisholm”), the accountants which had audited the financial statements of Golden Eagle International, Inc. (“GEII”) for the year ended December 31, 2009 and prior years.  As a result of the revocation, the 2009 audit report filed by Chisholm as a part of GEII’s annual report on Form 10-K for the 2010 fiscal year (and in prior reports for prior years) is no longer effective.

Chisholm first notified GEII that it would not stand for reelection as GEII’s independent auditor, and immediately thereupon GEII engaged Mark Bailey & Co.  This change was made on August 17, 2010, and GEII reported this change in a current report on Form 8-K reporting an event of August 17, 2010, filed on August 25, 2010.  The following sets forth the information required by Item 4.02 of Form 8-K:

1.	GEII did not become aware of the permanent revocation of Chisholm’s PCAOB registration until receipt of correspondence from the Securities and Exchange Commission on or about April 26, 2011.

2.
GEII believes that the financial information is accurate and complete in all material respects, notwithstanding the revocation of Chisholm’s PCAOB registration and corresponding non-reliance on their audit report on the financial statements for the year ended December 31, 2009, and that no restatement of those financial statements is or will be necessary.

3.	Chisholm never provided GEII with any information regarding the revocation of its PCAOB registration. GEII was informed of this by the SEC.

4.
GEII does not have an audit committee.  Although GEII’s current accountants have been in communication with Chisholm regarding GEII, neither the Board of Directors nor GEII management have discussed this issue with any representative of Chisholm.

Because GEII never received notice or any advisement of the foregoing matters from Chisholm, it has not requested any comment from Chisholm with respect to this disclosure.  GEII has provided Chisholm a copy of this Form 8-K for its information purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of June, 2011.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer